UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2005

Thunderball Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Nevada	20-1667449	000-50968
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

	800 Nicollet Mall, Suite 2690	55402
	Minneapolis, Minnesota	(Zip Code)
(Address of principal executive offices)

(612) 279-2005
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.          Changes in Registrant’s Certifying Accountant.

The Company dismissed Mantyla McReynolds LLC as its accountant on June 17, 2005. The independent accountant’s report on the financial statements for the past two years contained neither an adverse opinion or disclaimer of opinion, nor was such report modified as to uncertainty, audit scope, or accounting principles, other than a going concern uncertainty. The dismissal of Mantyla McReynolds LLC was approved by the Company’s board of directors. During the years ended January 31, 2005 and 2004, and through June 17, 2005, to the Company’s knowledge, there were no disagreements with Mantyla McReynolds LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

The Company requested that Mantyla McReynolds furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter is being filed as Exhibit 16.1 to this Form 8-K.

The Company engaged Virchow, Krause & Company, LLP (“Virchow Krause”) as its accountant on June 17, 2005. Virchow Krause has served as the accountant for the Company’s wholly-owned subsidiary, Domino Entertainment, Inc., a Minnesota corporation (f/k/a Thunderball Entertainment, Inc.), since its incorporation in October 2004. During the years ended January 31, 2005 and 2004, and through June 17, 2005, neither the Company nor anyone acting on its behalf consulted with Virchow Krause regarding any of the matters or events set forth in Items 304(a)(2)(i) and (ii) of Regulation S-B.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

16.1	Letter from Mantyla McReynolds LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thunderball Entertainment, Inc.

Date: June 17, 2005	By:	/s/ Brian D. Niebur
Brian D. Niebur
Chief Financial Officer

EXHIBIT INDEX

Ex. No.	Description

16.1	Letter from Mantyla McReynolds LLC